Exhibit 99.01

Neuralstem Receives $20,000,000 Strategic Investment from Tianjin Pharmaceutical Group

GERMANTOWN, Md., Sept. 12, 2016 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on the development of central nervous system therapies based on its neural stem cell technology, today announced that on September 7, 2016, it entered into definitive agreements with Tianjin Pharmaceutical Holding Group for the private placement of common stock and convertible preferred stock for gross proceeds of $20,000,000. Neuralstem intends to use the net proceeds from the offering for clinical research and development and general corporate purposes.

Neuralstem will issue to Tianjin Pharmaceutical Holding Group, an aggregate of 28,500,000 shares of common stock at a price per share of $0.253 and 1,000,000 shares of Series A 4.5% convertible preferred stock with a stated value of $12.7895 per share and which are immediately convertible into 50,551,383 shares of common stock at a conversion price of $0.253 per share, subject to certain beneficial ownership limitations.  The offering is expected to close during the fourth quarter of 2016 in accordance with the regulations of money transfers of the People’s Republic of China.  The offering was constructed in order to comply with the NASDAQ change-in-control and beneficial ownership limitations.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to Tianjin Pharmaceutical Holding Group.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Further details of the placement will be described in a Current Report on Form 8-K to be filed with the SEC by the Company and all of the transaction documents will be attached to the Form 8-K. The information is qualified in its entirety by the Current Report to be filed on Form 8-K, including the exhibits, with respect to this transaction.

About Neuralstem

Neuralstem's patented technology enables the commercial-scale production of multiple types of central nervous system stem cells, which are being developed as potential therapies for multiple central nervous system diseases and conditions.

Neuralstem's ability to generate neural stem cell lines from human hippocampus, which were used for systematic chemical screening for neurogenesis effect, has led to the discovery and patenting of molecules that Neuralstem believes may stimulate the brain's capacity to generate new neurons, potentially reversing pathophysiologies associated with certain central nervous system (CNS) conditions.

The company has completed Phase 1a and 1b trials evaluating NSI-189, its first neurogenic small molecule product candidate, for the treatment of major depressive disorder or MDD, and is currently conducting a Phase 2 efficacy study for MDD.

Neuralstem's first stem cell product candidate, NSI-566, a spinal cord-derived neural stem cell line, is under development for treatment of amyotrophic lateral sclerosis (ALS). Neuralstem has completed two clinical studies, in a total of thirty patients, which met primary safety endpoints. In addition to ALS, NSI-566 is also in a Phase 1 study to treat paralysis due to chronic spinal cord injury, as well as in a Phase 1 study to treat paralysis from ischemic stroke.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain.

Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2015, and filed with the Securities and Exchange Commission (SEC) on March 14, 2016, Form 10-Q for the period ended June 30, 2016, and in other reports filed with the SEC.

Contact:
Neuralstem – Investor Relations:
Danielle Spangler
301.366.1481

Planet Communications - Media Relations:
Deanne Eagle
917.837.5866